Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Walter Thomas Price III, certify that (i) the Amended Annual Reports of Rogers International Raw Materials Fund, L.P. (the “Partnership”) on Form 10-K/A for the periods ending December 31, 2008, 2007, 2006 and 2005 fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Amended Annual Reports fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Walter Thomas Price III
Walter Thomas Price III
Managing Member (Chief Executive Officer)
Beeland Management Company, L.L.C.
General Partner, Rogers International Raw Materials Fund, L.P.

February 5, 2010